Exhibit 99.2

October 5, 2009

PERSONAL & CONFIDENTIAL

John C. Corey
President and Chief Executive Officer
Stoneridge, Inc.
9400 E. Market Street
Warren, Ohio 44484

Re:          Retention Award

Dear John:

The Board of Directors of Stoneridge, Inc. (the “Company”) has decided that you should be provided with the compensation enhancement as outlined in this letter agreement.  The intent of this additional compensation is to recognize your positive contribution to the Company and to serve as a retention incentive to remain with the Company as we mutually seeks to improve Company performance.

1.           Retention Award Amount.  Your award under this letter agreement (the “Retention Award”) is the amount of $640,000.

2.           Award Conditions.  Each of the following conditions must be satisfied in order for you to be entitled to receive your Retention Award:

(a)           You shall have remained in the continuous employment of the Company  during the period from the date of this letter agreement through October 5, 2010 (the “Retention Period Date”); and

(b)           You shall have complied in all material respects with all of your obligations under any employment or other agreement between you and the Company, including this letter agreement, and any incentive compensation plan of the Company in which you are a participant, and all other material terms and conditions of your employment.

If all of the conditions set forth in this Paragraph 2 are satisfied, the Company will pay you the Retention Award at the next regular payroll cycle following the Retention Period Date.

3.           Termination of Employment.  Notwithstanding anything in this letter agreement to the contrary, if at any time between the date of this letter agreement and the Retention Period Date your employment is terminated by the Company or by you “without cause” (as determined in accordance with your employment agreement with the Company) and such termination is deemed to be a “without cause” termination under your employment agreement, then for all purposes of this letter agreement you shall be deemed to have remained in continuous employment until the Retention Period Date, and the condition set forth in clause (a) of Paragraph 2 shall be deemed to be satisfied for all purposes of this letter agreement as of the Retention Period Date.

4.           Miscellaneous.

(a)          This letter agreement is binding on and inures to the benefit of the Company and its successors and permitted assigns.  This letter agreement is also binding on and inures to the benefit of you and your heirs, executors, administrators and legal representatives.

(b)           The Company or its successor may withhold from any payments made under this letter agreement any federal, state, local or other applicable taxes required by law.  In addition, the Company or its successor may offset from any payments to be made under this letter agreement any amounts owed by you to the Company or any of its affiliates.

(c)           This letter agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter are of no further force or effect and are superseded hereby.

(d)           This letter agreement shall be governed by and construed in accordance with the laws of the State of Ohio without reference to principles of conflicts of laws.

(e)           Amounts payable under this letter agreement will not be considered as compensation to you for the purpose of any other benefits or programs available through or provided to you by the Company.

(f)           You understand and agree that nothing in this letter agreement shall be construed as an employment agreement.

If you are in agreement with the foregoing, please sign the enclosed copy of this letter agreement where indicated below and return the signed copy to Steffanie Wyant, Director of Administration and Risk Management.  This letter agreement will become effective upon receipt by the Company from you of an executed copy of this letter agreement.

Stoneridge, Inc.

By:	/s/ WILLIAM M. LASKY
William M. Lasky
Chairman of the Board
Accepted and agreed this
5th day of October, 2009

/s/ JOHN C. COREY
John C. Corey